                                                                    Exhibit 10.8

                                SUPPLY AGREEMENT
                             HART TELEPHONE COMPANY
                             ----------------------


     This Agreement is hereby made effective this 19th day of August, 1998, by and between mPhase Technologies, Inc., having a place of business at 587 Connecticut Avenue, Norwalk, CT 06854-0960 (hereinafter referred to as "mPhase"), and Hart Telephone Company, Inc., having a place of business at 196 North Forest Avenue, Hartwell, GA 30643 (hereinafter referred to as "Hart"). mPhase and Hart are hereinafter referred to, individually and collectively, as the context may require, as a "Party" or the "Parties".

     WHEREAS, mPhase has developed the Traverser DVDDS, a digital video and data delivery system for the simultaneous transmission of MPEG-2 Digital Video and Broadband Internet Access over twisted pair copper wire transmitting, interactively, video signals over fiber/copper hybrid telephone networks (hereinafter referred to, individually and collectively, as the context may require, as the "Traverser");

     WHEREAS, Hart is interested in purchasing and installing a prototype Traverser system on its telephone transmission network to demonstrate and evaluate the performance thereof, and thereafter to purchase additional products and services in order to extend the coverage of the Traverser system to additional subscribers;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Definitions
         -----------
     For purposes of this Agreement, the following words and phrases shall have the meanings stated below:

         A. "mPhase Trademarks" shall mean the trademarks and service marks mPhase, TRAVERSER, u0 XDSL, Intelligent Network Interface or INI, and such other mark or marks relating to mPhase Proprietary Technology as mPhase shall establish to identify its products and services relating to a digital subscriber line business;

         B. "Related Products and Services" shall mean systems, components, and software, for transmission and reception over existing twisted-pair copper analog telephone lines, using certain proprietary technology owned, controlled by, or licensed to mPhase (see 1., C., below), for digital video programming and Internet data, and associated services, involved in the operation of a digital subscriber line business;

         C. "mPhase Proprietary Technology" shall refer to the technology owned, controlled by, or licensed to mPhase relating to the design, manufacture, and use of systems and software which provide digital video and data communications over copper twisted pair telephone networks, including supporting documentation and software relating to the operation of a digital subscriber line business;

         D. "Related Company" means any company controlling, controlled by (either directly or indirectly), or under common control with either Party.

     2.  Supply
         ------
         mPhase agrees to supply the Traverser system to Hart in the following manner:

         A. Technology Preview Unit, consisting of a point-to-point module which provides one hundred (100) subscribers residential delivery of up to sixteen (16) channels for Digital Video and Broadband Internet Access, said module having the performance specifications and components described in
Exhibit I to this Agreement;
---------

         B. Version 1.0 of the Traverser, which will provide delivery to one thousand (1,000) subscribers (inclusive of the initial 100 served by the Technology Preview Unit) of an operational digital subscriber line service consisting of up to eighty (80) channels, with supporting functions such as usage tracking, billing, access control, and expansion, said module having the performance specifications and components described in Exhibit 2 to this
                                                       ---------
Agreement.

     3.  Delivery
         --------
         A. The Technology Preview Unit will be delivered to Hart, at the address indicated above, on or before October 31, 1998.

         B. The Traverser Version 1.0 DVDDS will be delivered to Hart, at the address indicated above, on or before June 30, 1999. The Parties understand that certain components of the Technology Preview Unit are integral to the Traverser system, but that other components will become obsolete and will be returned to mPhase after installation of the Traverser system.


     4.  Installation
         ------------

         A. The above systems shall be installed by mPhase, with the cooperation of Hart, at central office and customer locations within Hart's coverage area, to be designated by Hart, the installation of each respective system to be completed within thirty (30) days after its delivery to Hart.

         B. Hart shall provide access to its facilities, permission from its customers, and all network terminals and transmission lines, including satellite links, needed to interface with the Technology Preview Unit and the Traverser Version 1.0, and complete the installation thereof. Such facilities and interface equipment shall be in accordance with the standard facility and interface specifications provided by mPhase. Hart shall arrange for an appropriate video feed to enable the testing of the installation and subsequent demonstrations as required by mPhase. Hart shall provide sufficient staff to support the installation of the system modules.

     5.  Maintenance, Training and Support
         ---------------------------------
         mPhase will provide maintenance, training, and support services to Hart in accordance with the terms and conditions contained in Exhibit 3 to this
                                                         ---------
Agreement.

     6.  License
         -------
         mPhase hereby grants to Hart a non-exclusive license to use the Traverser within Hart's coverage area in accordance with the license contained in Exhibit 4 to this Agreement.
   ---------

     7.  Payment
         -------

         Hart shall pay mPhase a total of One Million, Five Hundred Thousand Dollars ($1,500,000) with respect to the delivery of the Traverser system herein described, payable as follows:

         A.  $25,000, upon the execution of this Agreement;

         B.  $75,000, upon the delivery of the Technology Preview Unit;

         C. $75,000, within thirty (30) days after the delivery of the Technology Preview Unit;

         D. $100,000, upon the completion of installation and demonstration of the Technology Preview Unit, which shall be defined as the satisfactory completion of the trial specified in paragraph 8., below;

         E. $225,000, within thirty (30) days after the completion of installation and demonstration of the Technology Preview Unit;

         F.  $500,000, upon the delivery of the Traverser DVDDS Version 1.0.

         G. $500,000, upon the completion of installation and demonstration of the Traverser DVDDS Version 1.0.

     8.  Demonstration
         -------------

         A. mPhase shall, with the cooperation of Hart, conduct performance trials for the Technology Preview Unit to demonstrate the functioning thereof to third parties as required by mPhase. Both Parties shall jointly provide the staff, time, and equipment necessary to successfully perform the trials. The satisfactory completion of the trials shall be deemed to have occurred upon the determination by mPhase that the Technology Preview Unit is functioning in accordance with the specifications contained in
Exhibit 1.
---------

         B. mPhase shall notify Hart upon completion of the trials and provide a report of the results of the trials. Unless mPhase is notified to the contrary within fifteen (15) days after such notice, the satisfactory completion of the installation and demonstration shall be deemed to have been accomplished, and the remaining payment shall be due and payable.

         C. In the event that mPhase shall fail to demonstrate the performance of the Technology Preview Unit, then Hart shall have the right to terminate this Agreement, in which event all sums theretofore paid by Hart to mPhase shall be promptly refunded to Hart.

     9.  Risk of Loss and Ownership
         --------------------------

         A. Risk of loss with respect to the Technology Preview Unit and the Traverser shall pass to Hart upon delivery, and Hart agrees to obtain appropriate insurance to insure the Technology Preview Unit and the Traverser, identifying mPhase as Loss Payee.

         B. mPhase shall retain a purchase money security interest in the Technology Preview Unit and the Traverser, respectively, to secure payments due under this Agreement, and Hart agrees to sign all documents reasonably required by mPhase in order to perfect said security interest. Hart shall not remove or obscure any markings placed on the Technology Preview Unit or the Traverser by mPhase to confirm said security interest.

         C. Ownership of the delivered Technology Preview Unit and the Traverser, respectively, shall pass to Hart upon the full payment of the respective sums indicated in paragraph 7.

     10. Confidentiality of Proprietary Information
         ------------------------------------------

         A. In order to accomplish the work contemplated under this Agreement, it may be necessary that mPhase disclose to Hart proprietary information relating to mPhase Proprietary Technology and Related Products and Services. Hart agrees that it will not use the information disclosed by mPhase for any other purpose except as expressly stated herein.


        B. Hart hereby acknowledges that, as between Hart and mPhase, the information disclosed by mPhase and any information developed in the course of work performed under this Agreement, is and shall remain the property of mPhase, and Hart will maintain any such information in confidence and will not disclose such information to others without the express prior written consent of mPhase.

         C. The above restrictions shall not be applicable to: information that is in the rightful possession of Hart, from an independent source, prior to its disclosure by mPhase;

information that is or becomes a part of the public domain other than by breach of this agreement; and information which Hart acquires from an independent source, a lawful right to reproduce, use or disclose.

         D. mPhase shall own all rights to information, including inventions, if any, resulting from the work performed by mPhase under this Agreement or related purchase orders, relating to the structure, use, or operation of the Traverser DVDDS, and Hart agrees to cooperate with mPhase in the preparation, signing and filing of patent applications or other documents relating to such rights. Provided, however, the Parties shall jointly own the rights to inventions resulting from enhancements to the Traverser system developed by Hart under this Agreement.

         E. The Parties hereby agree that the terms and conditions of this Agreement shall remain confidential, and that any press release relating to the existence of this Agreement shall be issued only with the prior approval of both Parties, which shall not be unreasonably withheld.

     11. Termination
         -----------

         A. Hart may terminate this Agreement upon the failure of the Technology Preview Unit to perform in accordance with the trial specified in paragraph 8., above, by giving thirty (30) days written notice to mPhase. Upon such termination, no further payments shall be required with respect to this Agreement, and all obligations of the parties shall cease, except to the extent stated in Paragraph 12.,C., below .

         B. Expiration or termination of this Agreement shall not affect the rights and obligations of the parties with respect to the confidentiality of mPhase Proprietary Technology received under this Agreement, and the provisions of Paragraph 10 shall survive the termination of this Agreement for a period of five (5) years thereafter.

         C. Upon termination of this Agreement in accordance with its terms, Hart shall, within thirty (30) days thereafter, return the Technology Preview Unit, including without limitation all proprietary information, software, equipment, documentation, and copies thereof received from mPhase. Further, upon such termination, all licenses and rights granted by mPhase shall likewise terminate, and Hart shall immediately cease all use thereof .

     12.  Warranty
          --------

          A. mPhase warrants that the Technology Preview Unit and the Traverser DVDDS supplied to Hart hereunder will meet specifications established by mutual Agreement of the Parties. Any Traverser DVDDS parts or components sold by mPhase to Hart pursuant to this Agreement which, under normal operating conditions, prove defective in material or workmanship within one (1) year from the date of installation by mPhase, will be repaired or replaced, at the election of
mPhase, free of charge.  This warranty is made in lieu of all other
                         ------------------------------------------
warranties, express or implied, including any warranty of merchantability or
----------------------------------------------------------------------------
fitness for a particular purpose.
--------------------------------

         B. mPhase makes no guarantees, warranties, or representations except as specifically set forth in this Agreement. mPhase and its employees, officers and directors shall not be liable for any incidental, indirect, consequential, special or punitive damages, with respect to the use by Hart of mPhase, equipment, proprietary information, software, or documentation in accordance with this Agreement, and Hart shall indemnify and hold harmless mPhase in respect of any claims or assertions, however arising, in respect thereto.

     13.  mPhase Customer Demonstrations
          ------------------------------

     For a period of one (1) year after the successful trial of the Technology Preview Unit supplied under this Agreement, mPhase shall have the right, upon reasonable notice, to use the Hart Traverser DVDDS to demonstrate its functioning to potential customers. Such demonstrations shall be scheduled during Hart's normal business hours with the consent of Hart, which consent shall not be unreasonably withheld.

     14.  Compliance
          ----------

     Hart assumes the responsibility for compliance with all current laws or regulations relating to the delivery of Related Products and Services in the operation of a digital subscriber line business and agrees to indemnify and hold mPhase harmless from any damages arising out of a failure to comply with such laws or regulations. mPhase agrees to cooperate with Hart as reasonably requested to accomplish such compliance.

     15.  Miscellaneous
          -------------

          A. It is agreed by both Parties that this Agreement contains the entire understanding between the Parties with respect to the subject matter hereof, and that this Agreement supersedes and replaces any and all prior and contemporaneous understandings or representations of the parties, written, oral, or otherwise, with respect to the Technology Preview Unit or the Traverser DVDDS.

          B. It is further agreed that no modification to this Agreement shall be binding on either Party unless such modification is in writing, referring specifically to this Agreement, and signed by the individuals executing this Agreement or their respective successors.

          C. Except as stated herein, nothing in this Agreement shall be construed as granting any right or license to Hart to use mPhase Trademarks or mPhase Proprietary Technology, including without limitation equipment, proprietary information, software, or documentation, or as granting any right or license under any present or future patent.

          D. All notices or communications which either Party may desire, or be required, to give to the other, shall be in writing and shall be deemed to have been made if and when mailed by registered or certified mail, to the address specified in the introduction to this Agreement or such other address as shall have been designated by the respective Party in writing for such purpose.

          E. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia. In the event that any of the provisions contained in this Agreement shall for any reason be held unenforceable in any respect, such unenforceability shall not affect the remaining provisions of this Agreement.

          F. Hart acknowledges that mPhase shall suffer irreparable injury in the event Hart breaches any of its obligations (other than the payment of the sums called for under Paragraph 7) under this Agreement with respect to mPhase Proprietary Technology. Hart agrees that, in addition to all other remedies to which mPhase may be entitled at law or in equity, mPhase shall be entitled to seek any remedy in equity, including an injunction permanently restraining Hart from breaching or further breaching such obligations. Hart agrees that it will not oppose the seeking of such remedy on the basis that there exists an adequate remedy at law for damages.

           G. The rights and obligations of the Parties under this Agreement shall not be assigned or delegated by either Party without the prior written consent of the other, except that mPhase may assign its rights and obligations under this Agreement to an entity controlling, controlled by, or under common control with mPhase or to a successor to substantially all of the business of mPhase to which this Agreement relates.


    In acceptance of the foregoing provisions, the parties have executed this Agreement by the signatures of their duly authorized representatives set forth below.


mPhase Technologies, Inc.            Hart Telephone Company, Inc.


By                                   By
   ---------------------------------    ---------------------------------


Title                                Title
      ------------------------------       ------------------------------

                                   Exhibit 1

                           Performance Specification
                            Technology Preview Unit



     The mPhase/TM/ Technology Preview Units are to consist of one pair of mPhase Traverser modems. Each pair is defined as a Central Office (CO) element and an Intelligent Network Interface (INI) element.

     Each Technology Preview unit shall have the ability to deliver up to 16 channels of MPEG-2 digital video and up to 1 Mbps of Internet access (via 10baseT Ethernet) over twisted pair without disrupting normal telephone service. The Technology Preview Units shall operate at service distances of up to 9,000 feet of 24 AWG wire.

     The Central Office (CO) Technology Preview element shall be configured as either individually enclosed rack-mountable units or rack-mounted cards. The Low Pass Filter (LPS) shall be configured as either individual units or rack-mounted cards. The CO element of the Technology Preview shall also contain two
(2) DS-3 interface connections.

     The INI Technology Preview element shall contain a remote control circuit, an MPEG-2 decoder circuit both an S-video connection and a channel 3 or 4 RF modulated output for television connection, an RJ-45 style 10baseT Ethernet port connection and an RJ-11 style Low Pass Filter circuit for traditional telephone service.

     See attached block diagrams.

                                   Exhibit 2

                           Performance Specifications
               Digital Video and Data Delivery System version 1.0



     The mPhase Traverser Digital/TM/ Video and Data Delivery System (DVDDS) version 1.0 consists of common equipment located at both the Central Office (CO) and the Programming and Control Center, equipment at the CO to support each subscriber, and an Intelligent Network Interface (INI) at the customer premise location.

     The DVDDS version 1.0 shall be capable of delivering up to 80 channels of MPEG-2 encoded digital video and up to 1 Mbps Internet access (via 10baseT Ethernet) over twisted pair without disrupting traditional telephone service. The DVDDS version 1.0 shall operate at a service distance of up to 10,000 feet over 24 AWG wire.

     The common equipment provided by mPhase as the DVDDS version 1.0 consists of a Video Control Shelf, a System Management Workstation, System Management Software, a Video Network Interface Shelf, a Video Distribution Shelf, a Central Office Master workstation, and Central Office Master software modules. This equipment is located either at the Programming and Control Center and/or the serving Central Office and is not related to the number of subscribers being served.

     Subscriber-related equipment located at each serving Central Office consists of an Access Shelf and a Low Pass Filter Shelf. Each Access Shelf card and each Low Pass Filter Shelf card shall serve four subscribers.

     The INI DVDDS version 1.0 element shall contain a remote control circuit, an MPEG-2 decoder circuit, both an S-video connection and a channel 3 or 4 RF modulated output for television connection, an RJ-45 style 10baseT Ethernet port connection, and an RJ-11 style Low Pass Filter circuit for traditional telephone service.

     See attached block diagrams.

                                   Exhibit 3

                       Maintenance, Training, and Support
                              Terms and Conditions


     1.   Basic Services
          --------------

     Upon the completion of the installation of the Traverser DVDDS pursuant to the Supply Agreement, and for a period of ninety (90) days thereafter, mPhase will provide Hart with the following basic services and support:

          A. mPhase will provide to Hart all upgrades to the software used in the Traverser DVDDS installed and licensed by mPhase under the Supply Agreement.

          B. mPhase will provide on-call technical assistance to resolve operating problems with the Traverser DVDDS. This Hotline assistance will be available from 8:00 am to 5:00 pm, EST, Monday through Friday, and may be conducted by:

               1)  Verbal telephone consultation;

               2)  On-line remote diagnostics; or

               3)  On-site visitation.

          C. mPhase will use its best efforts to correct Traverser DVDDS problems if the Traverser DVDDS performance materially deviates from published specifications.

          D. Hart shall maintain the Traverser DVDDS installation environment in accordance with the specifications provided by mPhase.

     2.   Training
          --------

     Pursuant to a mutually agreed-upon schedule, mPhase shall provide up to one
(1) day of training on the use and operation of the software for the benefit of Hart's representatives, in a single session at a location to be agreed. Such training shall be at a cost to Hart of $1,000, plus mPhase's out-of-pocket expenses. Any additional training requested by Hart shall be provided at mPhase's standard rates then in effect.

     3.   Additional Services
          -------------------
     mPhase is capable of providing Hart with additional support services that are beyond the scope of the basic services described in the previous section.

         A. On-call technical assistance outside normal working hours (8:00 AM - 5:00 PM).

         B. Training assistance beyond that which is provided in the License Agreement.

     4.   Fees and Charges
          ----------------

          A.  Basic Services:

          B.  Additional Services:

     Additional support services may be provided on a fixed price contact basis, or on a time and materials basis. Charges for these services will be based on mPhase's then-current rate schedule.

     5.   Out-of-Pocket Expenses
          ----------------------

     In all cases, Hart shall further pay for reasonable and necessary out-of-pocket travel and lodging expenses, tape charges, and on-line telephone charges incurred by mPhase in providing the above services.

     6.   Termination
          -----------

     Either Party to this Agreement may terminate the maintenance, training, and support services of mPhase by giving thirty (30) days' written notice to the other Party prior to annual renewal. If Hart elects to terminate this Agreement and then at a later date decides to reinstate same, Hart will be charged a one-time fee equal to the sum of the monthly charges that were not paid during the period of time the Agreement was not in force.

     7.   License
          -------

     Upgrades, revised documents, and information supplied to Hart under this Agreement shall be deemed part of the Traverser DVDDS and subject to all of the terms and conditions of the Supply Agreement. NO ADDITIONAL WARRANTES SHALL BE
                                               --------------------------------
IMPLIED BY THIS AGREEMENT.
-------------------------

     The Parties hereby confirm their acceptance of the foregoing terms and conditions by the signatures of their duly authorized representatives set forth below.

mPhase Technologies, Inc.          Hart Telephone Company, Inc.


By                                 By
  ----------------------------        ------------------------------------


Title                              Title

     -------------------------           ---------------------------------

                                   Exhibit 4

                                Software License
                              Terms and Conditions


1.  License Grant
    -------------

     mPhase hereby grants to Hart the nonexclusive, nontransferable right and license to use the Traverser DVDDS Software only in association with Technology Preview Unit and Traverser DVDDS which are the subject of the Supply Agreement between mPhase and Hart dated August 18, 1998 (the "Designated Traverser DVDDS"), and only for the specific purposes set forth in the Agreement. The license does not include any right to sublicense any of the rights granted
             ---
hereunder, or to allow others to use the Licensed Software, nor does it include the right to transfer the Licensed Software to any system other than the Designated Traverser DVDDS.

     A. The Software and Documentation are collectively referred to in this Agreement as the "Traverser DVDDS Software".

     B. The Traverser DVDDS Software licensed to Hart under this Agreement will not include source code, and Hart agrees that it will not reverse engineer, de-compile, or disassemble said Traverser DVDDS Software, nor modify it in any way.

2.  Term
    ----

    This License shall be in effect during the duration of Hart's utilization of the Designated Traverser DVDDS pursuant to the Supply Agreement

 3. Proprietary Property
    --------------------

    A. Hart acknowledges that the Traverser DVDDS Software and all rights therein are the property of mPhase and agrees that it will not utilize the Traverser DVDDS Software in any manner or for any purpose except in accordance with this Agreement. In addition, Hart agrees that it will not disclose any of the information contained in the Traverser DVDDS Software to others without the prior express written consent of mPhase.

    B. Hart shall have the right to make one copy in machine-readable form of the Traverser DVDDS Software for back-up purposes only, and agrees that it will make no other copies without the prior express written consent of mPhase.

4.  Delivery and Installation
    -------------------------

    mPhase will deliver one (1) copy of the Traverser DVDDS Software to Hart in accordance with the Supply Agreement. Upon Hart's request, mPhase will assist Hart in the installation of the Traverser DVDDS Software as part of the installation of the Technology Preview Unit.

5.  Disclaimer
    ----------

    mPhase specifically DISCLAIMS ALL WARRANTIES RELATING TO TRAVERSER DVDDS
                         ----------------------------------------------------
SOFTWARE, INCLUDING THOSE IMPLIED BY LAW AS TO THE MERCHANTABILITY AND FITNESS
------------------------------------------------------------------------------
FOR A PARTICULAR PURPOSE.  Hart agrees that mPhase shall not be liable under any
------------------------
claim for any damage arising out of the use of the Traverser DVDDS Software by
          ---
Hart, and that Hart shall indemnify and hold mPhase harmless from any such damage.

6.  Enforcement
    -----------

    Hart acknowledges that mPhase will be irreparably damaged if the provisions of this Agreement are breached.

7.  Termination
    -----------

    mPhase shall have the right to terminate this Agreement immediately in the event of default or breach of the provisions of this Agreement by Hart. Provided, however, the obligations contained in Paragraph 3 shall continue after such termination. Upon termination, Hart agrees to cease all use of the Traverser DVDDS Software and to return, destroy, or otherwise dispose of the Traverser DVDDS Software in accordance with the instructions of mPhase.

     The Parties hereby confirm their acceptance of the foregoing terms and conditions by the signatures of their duly authorized representatives set forth below.


mPhase Technologies, Inc.        Hart Telephone Company, Inc.



By                               By
  --------------------------       ---------------------------------

Title                            Title
      ----------------------           -----------------------------